UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2006

VITACUBE SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into an Material Definitive Agreement

Item 2.03  Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Asset Protection Fund Bridge Financing

On November 21, 2006 the Company entered into a Bridge Financing Agreement with Asset Protection Fund (“APF”), whereby APF loaned the Company the amount of $250,000. The term of the Loan is the shorter of when the Company completes a Private Placement Offering or six months from the loan origination date and it will accrue interest at a rate of 10% per annum. Additionally, the Company will issue APF 400,000 shares of restricted common stock as a loan fee. These restricted shares will have the right to be registered along with the Private Placement Shares when said transaction is complete.

On November 28, 2006, we issued a press release announcing the matters discussed above. The full text of the press release is attached as Exhibit 99.1 to this report.

Item 9.01       Financial Statements and Exhibits

(d)         Exhibits

10.1         Asset Protection Fund Agreement

99.1         Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: November 28, 2006	VITACUBE SYSTEMS HOLDINGS, INC.

	By:	/s/ John D. Pougnet
John D. Pougnet
Chief Executive Officer & Chief Financial Officer